Contact:
Sara Buda
Lionbridge Technologies
(781) 434-6190
sara_buda@lionbridge.com

LIONBRIDGE ANNOUNCES FY 2006 RESULTS;
REPORTS RECORD REVENUE OF $419 MILLION, GAAP EPS OF ($0.08) AND NON-GAAP ADJUSTED EPS OF $0.10
EXCLUDING EXPENSES FOR RESTRUCTURING, DEBT REPLACEMENT AND FAS 123R

First Full Year of Combined Operations Drives Year on Year Revenue Growth, 200% Increase in
Adjusted Earnings, Record Cash Flows and more than 250 Million Words Through Logoport™ Language
Platform across more than 10,000 users

WALTHAM, Mass. – February 06, 2007 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2006. Financial highlights for Fiscal Year 2006 include:

•	Record revenue of $418.9 million, an increase of $182.6 million from the year ended December 31, 2005.

•	GAAP net loss for the year of ($4.8 million) or ($0.08) per share based on 59.0 million weighted average basic common shares outstanding.

•	Non-GAAP adjusted earnings of $5.9 million or $0.10 per share based on 60.8 million weighted average fully diluted common shares outstanding. Non-GAAP earnings exclude $4.2 million of restructuring and integration costs related to the Company’s acquisition of BGS, $3.5 million of stock-based compensation expense related to the adoption of FAS 123 R and $3.0 million of expenses related to the accelerated recognition of deferred financing costs on early repayment of debt and accretion. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details of this adjusted EPS measure, and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of more than $16.0 million, a record for the Company. Lionbridge repaid $15.0 million of its long term debt during the year. This resulted in an ending cash balance of $27.4 million, or $0.46 per share, and total long term debt of $77.9 million.

•	At the end of the year, the Company replaced its entire previous debt facility. The Company’s new revolving credit facility features a lower interest rate which will reduce the Company’s annual cost of debt by $1-2 million, depending upon outstanding balances.

“In this first full year of combined operations with BGS we delivered solid revenue growth, deployed our new hosted, language technology platform, improved our financial structure and roughly tripled our adjusted earnings,” said Rory Cowan, CEO, Lionbridge. “These achievements reflect the powerful fundamentals of our combined Company — a growing base of Global 1000 customers, a technology-enabled, global delivery model and a cohesive team of skilled program managers. These fundamentals will enable us to overcome the challenges of system conversion and transformation in the second half of the year. These changes, combined with a strong pipeline and proven global delivery platform are driving long term efficiency and innovation for our clients. As a result, we believe we are well positioned to deliver solid revenue growth and accelerate our earnings in 2007.”

Business highlights for Fiscal Year 2006 include:

•	The Company’s strong revenue during the year resulted from its customers’ positive response to Lionbridge’s acquisition of BGS in late 2005 and the Company’s ability to maintain and expand long-standing customer relationships. During this full first year of integrated operations with BGS, the Company has maintained or grown all major shared customers across the combined company.

•	Logoport, Lionbridge’s industry-leading, web-based language management technology, managed more than 250 million words, 700 client programs and 10,000 users in 2006. This marks an increase of 140% compared to FY 2005.

•	Lionbridge announced Freeway™, a web-based language management technology platform. Since full deployment in the third quarter, the Company has managed more than 200 client programs on Freeway and has doubled the number of clients every month. This integrated platform of Logoport and Freeway automates certain translation processes and enables customers to seamlessly connect their multilingual content systems with Lionbridge and more efficiently manage their global language assets.

•	The Company grew its employee base in its low cost centers in India, China and Eastern Europe by 350 employees. This brings the Company’s total number of skilled employees in these centers to approximately 1,600.

For the quarter ended December 31, 2006, the Company reported revenue of $101.3 million, an increase of $3.6 million from the quarter ended December 31, 2005. The Company reported a GAAP net loss of $5.9 million for the fourth quarter, or ($0.10) per share based on 59.2 million weighted average basic common shares outstanding. Non-GAAP adjusted earnings for the fourth quarter 2006 were ($1.9 million) or $(0.03) per share. Non-GAAP earnings for the fourth quarter exclude $766,000 of restructuring and integration costs, $2.3 million of expenses related to the accelerated recognition accretion of deferred financing costs resulting from the early repayment of debt and accretion, and $969,000 of stock based compensation expense resulting from the adoption of FAS 123 R.

As previously disclosed, the Company deployed a central project management and general ledger migration in the second half of the year.   At the same time, the Company also migrated a portion of its revenue to a completed contract revenue recognition methodology. This resulted in estimated unrecognized revenue of approximately $3.2 million as of December 31, 2006. This systems and policy migration also had a short term impact on gross margins during the second half of the year. The Company expects that this systems and policy migration will simplify processes in the long term while continuing to ensure an appropriate and conservative policy for recognizing revenue.

“The first full year of integration is largely behind us. As we enter 2007 we are focused solely on customer delivery excellence and on driving cash earnings,” continued Cowan. “In FY 2007 we will supplement our presentation of GAAP with a presentation of adjusted cash earnings, which excludes non-cash items consisting of amortization of intangible assets, restructuring expenses, stock based compensation expenses and special charges. We believe this will provide investors with the most direct and accurate view of the performance of our fundamental business.”

The Company provided an overview of its revenue expectations for the first quarter of 2007 with estimated revenue of $100.0 to $104.0 million, reflecting the Company’s traditional seasonality.

Lionbridge will host a conference call today at 9:00 am ET regarding the content of this release as well as the Company’s overall outlook going forward. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/feb6.

Non-GAAP Financial Measures
In this release, the Company’s adjusted EPS disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. Current presentation of adjusted earnings in this release represents GAAP earnings excluding non-cash expenses consisting of stock-based compensation expense related to the adoption of FAS 123 R, expense related to the accelerated recognition of deferred financing costs on early repayment of debt and restructuring and integration costs related to the Company’s acquisition of BGS which the Company finalized on September 1, 2005. Adjusted earnings are presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the adjusted earnings information is useful to investors for these reasons. Adjusted earnings are a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of adjusted earnings to net income on the last page of this press release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains more than 50 solution centers in 25 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and revenue and earnings growth of Lionbridge in the first quarter of 2007 and fiscal year 2007; anticipated customer demand, expected reduction in interest on debt, and the expected impact of systems and policy migration.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s inability to successfully complete the integration of Bowne Global Solutions (BGS) into Lionbridge and achieve expected synergies; Lionbridge’s ability to successfully complete operational systems deployment initiatives and related integration on a timely basis; the ability of Lionbridge to realize the expected benefits of its operational systems deployment initiatives and the timing of the realization of such benefits; Lionbridge’s ability to perform services in lower cost operational locations, the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; Lionbridge’s ability to comply with Section 404 of the Sarbanes-Oxley Act with respect to BGS’ internal controls over financial reporting; Lionbridge’s ability to resolve taxation questions regarding the BGS business; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases and production schedules to generate revenues; Lionbridge’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other acquisition related intangibles and other asset adjustments, costs associated with and consequential to the acquisition; the timing and speed of customer and user acceptance of Freeway; customer delays or postponements of services using Freeway or Logoport; the failure of Freeway or Logoport to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand or accelerate user adoption of Freeway; Lionbridge’s ability to develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the timing and mix of services required by customers; the impact of equity-based compensation expense associated with FAS 123R; the impact of foreign currency fluctuations on its operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; costs associated with restructuring of certain operations in Europe and other locations; risks associated with management of growth; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its service offerings; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; and Lionbridge’s ability to forecast revenue and operating results. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue ........................................	$101,272	$97,687	$418,884	$236,262
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	68,595	63,211	277,814	153,929
Sales and marketing	8,020	7,591	30,483	20,726
General and administrative	18,622	18,902	74,286	46,922
Research and development	638	813	2,811	1,645
Depreciation and amortization............................................	1,308	1,381	5,536	3,525
Amortization of acquisition-related intangible assets	2,167	2,143	8,696	2,791
Merger, restructuring and other charges	766	3,120	4,232	5,448

Total operating expenses	100,116	97,161	403,858	234,986

Income from operations	1,156	526	15,026	1,276
Interest expense:
Interest on outstanding debt	1,822	1,927	7,712	2,556
Amortization of deferred financing costs and discount on debt.	141	246	858	310
Accelerated recognition of deferred financing costs on early repayment of debt	2,129	—	2,129	—
Interest income	95	36	427	519
Other expense, net	1,539	119	3,775	587

Income (loss) before income taxes	(4,380)	(1,730)	979	(1,658)
Provision for income taxes	1,475	908	5,772	2,255

Net loss	$(5,855)	$(2,638)	$(4,793)	$(3,913)

Net loss per share of common stock:
Basic	$(0.10)	$(0.05)	$(0.08)	$(0.08)
Diluted	$(0.10)	$(0.05)	$(0.08)	$(0.08)
Weighted average number of common shares outstanding:
Basic	59,178	57,428	58,997	50,515
Diluted	59,178	57,428	58,997	50,515

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$27,354	$25,147
Accounts receivable, net of allowances of $728 and $726 at December 31, 2006 and 2005, respectively...................	72,940	68,017
Work in process	29,311	25,759
Other current assets	7,159	7,446

Total current assets	136,764	126,369
Property and equipment, net	13,032	14,002
Goodwill	131,044	130,982
Other intangible assets, net	36,894	45,590
Other assets	3,772	3,034

Total assets	$321,506	$319,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$355	$1,195
Accounts payable	18,730	14,809
Accrued compensation and benefits	18,282	17,969
Other accrued expenses and current liabilities	30,443	26,637
Deferred revenue	8,583	8,577

Total current liabilities	76,393	69,187
Long-term debt, less current portion	77,855	90,268
Deferred income taxes, long-term	7,053	7,420
Other long-term liabilities	3,407	3,367

Total stockholders’ equity	156,798	149,735

Total liabilities and stockholders’ equity	$321,506	$319,977

Reconciliation of GAAP Loss to Non-GAAP Net Income and EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
GAAP Net loss ........................................	$(5,855)	$(2,638)	$(4,793)	$(3,913)
Non-GAAP adjustments:
Merger, restructuring and other charges ..............................	766	3,120	4,232	5,448
Stock-based compensation for stock options impact of FAS 123 R	969	—	3,522
Amortization of deferred financing costs and discount on debt	141	246	858	310
Accelerated recognition of deferred financing costs on early debt repayment	2,129	—	2,129	—

Total Non-Cash Adjustments	4,005	3,366	10,741	5,758
Adjusted Earnings	$(1,850)	$728	$5,948	$1,845

Fully diluted weighted average number of common shares outstanding	59,178	59,637	60,814	52,845
Adjusted EPS	$(0.03)	$0.01	$0.10	$0.03